UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2026

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CMC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Paul J. Lawrence, Chief Financial Officer

On November 6, 2026, Paul J. Lawrence notified Commercial Metals Company (“CMC” or the “Company”) of his decision to retire from the role of the Company’s Senior Vice President and Chief Financial Officer, effective January 15, 2027. Mr. Lawrence’s retirement is not the result of any disagreement with the Company relating to its operations, policies or practices.

To support the transition, Mr. Lawrence will remain employed by the Company and serve as Special Advisor to the Chief Executive Officer through June 30, 2027. Mr. Lawrence’s departure on June 30, 2027 is expected to constitute a qualifying retirement under the terms of the award agreements governing his outstanding equity awards, as described in the Company’s filings, including the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on November 25, 2025.

Appointment of Kenji Hashimoto, Senior Vice President and Deputy Chief Financial Officer

In connection with Mr. Lawrence’s retirement, on November 9, 2026, the Board of Directors of the Company approved hiring Kenji Hashimoto, age 57, to serve as Senior Vice President and Deputy Chief Financial Officer, a non-executive officer position, effective November 16, 2026 through January 15, 2027. Effective upon Mr. Lawrence’s retirement from the role on January 15, 2027, Mr. Hashimoto will assume the role of Senior Vice President and Chief Financial Officer of the Company.

From March 2024 to July 2025, Mr. Hashimoto served as Managing Director, Business Improvement Sector Leader at Global Infrastructure Partners (“GIP”), an infrastructure investment firm. He previously served as a GIP Managing Director in the role of Portfolio Company Chief Financial Officer from November 2022 to March 2024. Mr. Hashimoto also previously served at Amazon.com, Inc. (“Amazon”) as Vice President, North America Sort Centers and Surface Transportation from August 2021 to November 2022 and as Vice President, North America Sort Centers and Planning from October 2020 to August 2021. Before joining Amazon, Mr. Hashimoto spent nearly 22 years at American Airlines, Inc. in various leadership roles, including Senior Vice President, Finance & Corporate Development, Senior Vice President, American Eagle, President, Cargo Division and Vice President, Strategic Alliances. Mr. Hashimoto holds an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in Physics from Harvey Mudd College.

On November 9, 2026, in connection with Mr. Hashimoto’s appointment as Senior Vice President and Deputy Chief Financial Officer of the Company, Mr. Hashimoto and the Company entered into that certain Terms and Conditions of Employment (the “Employment Agreement”). The Employment Agreement, which becomes effective on November 16, 2026 and will remain in effect following the transition, provides for, among other things, a minimum annual base salary of $675,000 and benefits consistent with the Company’s executive compensation policies. Mr. Hashimoto will be eligible to receive an annual cash incentive bonus of up to 90% of his base salary under the Company’s 2013 Cash Incentive Plan, as amended, with respect to fiscal years ending August 31 during the term of his employment. Mr. Hashimoto will also be eligible to receive a target equity grant of up to 240% of his base salary under the Company’s 2013 Long-Term Equity Incentive Plan with respect to fiscal years beginning on or after September 1, 2026.

Unless terminated or extended pursuant to the terms thereof, the Employment Agreement will expire on November 9, 2027. The Employment Agreement provides Mr. Hashimoto with certain payments and benefits if he dies, is terminated due to a disability or for Cause (as defined in the Employment Agreement), terminates employment for Good Reason (as defined in the Employment Agreement), or the Company does not extend the Employment Agreement past its initial term or any extended term, as applicable. The Employment Agreement binds Mr. Hashimoto to certain non-competition provisions during the term of his employment and for 18 months thereafter and certain non-solicitation restrictions for a period of two years after the termination of his employment.

In addition, in connection with Mr. Hashimoto’s appointment, Mr. Hashimoto and the Company entered into that certain Commercial Metals Company Amended and Restated Executive Employment Continuity Agreement (the “EECA”) effective as of November 16, 2026.

The EECA, which is consistent with the Executive Employment Continuity Agreements between the Company and its executive officers, provides for the continuation of employment of Mr. Hashimoto for a period of two years after a Change in Control (as defined in the EECA) (the “Employment Period”). During the Employment Period, Mr. Hashimoto will continue to receive: (i) an annual base salary equal to at least his highest monthly base salary paid in the twelve-month period prior to the Change in Control; (ii) cash bonus opportunities equivalent to those available under annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentive, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits in place for other executives in similar positions at the Company. The EECA terminates two years after a Change in Control.

If Mr. Hashimoto’s employment is terminated during the Employment Period by the Company other than for cause or disability, or by Mr. Hashimoto due to a Constructive Termination (as defined in the EECA), the EECA requires the Company to pay certain severance benefits to Mr. Hashimoto in a lump sum within 30 days following termination. The severance benefits for Mr. Hashimoto include an amount equal to unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination as well as two times the sum of (i) the highest annual base salary paid for any calendar year during the five-year period prior to the termination date and (ii) his target cash bonus opportunity for the performance period in which the termination date occurs. Participation, including that of Mr. Hashimoto’s eligible dependents, in Company-provided welfare plan benefits will be continued for two years following termination, and the Company will pay Mr. Hashimoto a lump sum amount equal to the employer contributions that would have been made to the Company’s retirement plans for the year of termination and such two-year period. Mr. Hashimoto also will become fully vested in all stock incentive awards and all stock options will remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of Mr. Hashimoto in order to trigger the severance payments described above.

There are no arrangements or understandings between Mr. Hashimoto and any other persons pursuant to which Mr. Hashimoto was named Senior Vice President and Deputy Chief Financial Officer of the Company or Senior Vice President and Chief Financial Officer. Mr. Hashimoto does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Hashimoto does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the EECA does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Amended and Restated Executive Employment Continuity Agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2026.

Item 7.01	Regulation FD Disclosure.

On November 10, 2026, the Company issued a press release announcing Mr. Lawrence’s retirement and the hiring of Mr. Hashimoto, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Terms and Conditions of Employment, dated November 9, 2026, by and between Kenji Hashimoto and Commercial Metals Company.

99.1	Press Release issued by Commercial Metals Company on November 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: November 10, 2026	By:	/s/ Jody K. Absher
	Name:	Jody K. Absher
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary